Exhibit 32.1

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Subodh Kulkarni, Chief Executive Officer of Rigetti Computing, Inc. (the “Company”), and Jeffrey A. Bertelsen, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Period Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2023

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 11th day of May, 2023.

/s/ Subodh Kulkarni
Subodh Kulkarni
President and Chief Executive Officer
May 11, 2023

/s/ Jeffrey A. Bertelsen
Jeffrey A. Bertelsen
Chief Financial Officer
May 11, 2023